UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Definitive Information Statement
☐	Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

FREEZE TAG, INC.
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Contact Person:

Craig V. Butler, Esq.

Law Offices of Craig V. Butler

300 Spectrum Center Drive, Suite 300

Irvine, CA 92618

Tel: (949) 484-5667; Fax: (949) 209-2545

18062 Irvine Blvd, Suite 103

Tustin, California 92780

Tel. (714) 210-3850

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF FREEZE TAG, INC.

September __, 2017

Dear Freeze Tag, Stockholder:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.00001 per share (“Common Stock”), of Freeze Tag, Inc., a Delaware corporation (the “Company” or “we”) as of the close of business on September 5, 2017 (the “Mailing Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent by the holders of a majority of our outstanding voting stock. The enclosed Information Statement shall be considered the notice required under Section 228 of the Delaware General Corporation Law.

The following action was authorized, by written consent, by holders of a majority of our outstanding voting stock on August 21, 2017, (the “Written Consent”):

•

an amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to: (i) approve a reverse stock split of the Company’s outstanding common stock at a ratio of 1-for-100; and (ii) decrease the Company’s authorized common stock from 2,000,000,000 shares, par value $0.00001 to 800,000,000 shares, par value $0.00001..

The Written Consent constitutes the only stockholder approval required under the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws to approve the Certificate of Amendment. No consents or proxies are being requested from stockholders, and our Board of Directors is not soliciting your consent or your proxy in connection with these actions. The Certificate of Amendment, as approved in the Written Consent, will not become effective until at least 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof. The Company anticipates that the amendments discussed above will be effected on or about the close of business on September 26, 2017.

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THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Written Consent: The Information Statement is available at: http://www.freezetag.com/investors/14c_filing_Aug2017/ or http://frzt.us/8-2017-14c. We will furnish a copy of this Information Statement, without charge, to any stockholder upon written request to the following address: 18062 Irvine Blvd, Suite 103, Tustin, California 92780, Attention: Chief Financial Officer.

By order of the Board of Directors.

_____________________

Craig Holland

Chief Executive Officer and President

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18062 Irvine Blvd, Suite 103

Tustin, California 92780

Tel. (714) 210-3850

_____________________________________________________________________________________________

INFORMATION STATEMENT

_____________________________________________________________________________________________

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

This Information Statement advises stockholders of Freeze Tag, Inc. (the "Company") of:

•

an amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to: (i) approve a reverse stock split of the Company’s outstanding common stock at a ratio of 1-for-100; and (ii) decrease the Company’s authorized common stock from 2,000,000,000 shares, par value $0.00001 to 800,000,000 shares, par value $0.00001.

Our Board of Directors approved the Certificate of Amendment on August 21, 2017 (the Certificate of Amendment is referred to herein as the “Amendment”) and approved close of markets on August 21, 2017 as the record date for determining shareholders eligible to vote to approve the Amendment (the “Voting Record Date”). The Amendment was subsequently approved, by written consent, by stockholders holding a majority of our outstanding voting stock (common stock) on the Voting Record Date (the “Written Consent”). Copies of the substantive text of the Certificate of Amendment is attached to this Information Statement as Exhibit A.

The Amendment will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders as of the Mailing Record Date. The Certificate of Amendment will only become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which filing will occur no less than 20 days after the date of the mailing of this Information Statement to our stockholders. Copies of this Information Statement are first being sent on or about September 6, 2017 to the holders of record on September 5, 2017 of the outstanding shares of the Company’s Common Stock.

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AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Delaware General Corporation Law and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. As the holders of the Company’s Common Stock and the holders of the Company’s Series A Preferred Stock are entitled to vote on such matters, approval of the Amendment required the approval of a majority of the Company’s outstanding voting rights. On the Voting Record Date, the Company had 1,142,339,948 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share. The Written Consent was executed by Craig Holland (77,020,440 shares of common stock – 3.30% voting rights and 1,000 shares of Series A Preferred Stock – 51% voting rights) and Mick Donahoo (64,295,734 shares of common stock – 2.75% voting rights), who together held 57.05% of the Company’s outstanding voting stock as of the Voting Record Date.

We have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consents from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action approved by the Written Consent and giving stockholders notice of the Amendment as required by the Delaware General Corporation Law and the Exchange Act.

As the Amendment was approved by the Written Consent, there will be no stockholders’ meeting, and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

General

The Company’s authorized capital stock currently consists of 2,000,000,000 shares of Common Stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share (the “Preferred Stock”). As of August 21, 2017, there were: (i) 1,142,339,948 outstanding shares of Common Stock; and (ii) 1,000 shares of preferred stock outstanding, all of which were shares of our Series A Preferred Stock.

Common Stock

As of August 21, 2017, there were 1,142,339,948 shares of Common Stock outstanding. Holders of the Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the Company’s stockholders. Holders of Common Stock are entitled to receive ratably any dividends that may be declared by the Board out of legally available funds, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are also subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future without further stockholder approval.

Preferred Stock

The Board is currently authorized, without further stockholder approval, to issue from time to time up to an aggregate of 10,000,000 shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

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As of August 21, 2017, 1,000 shares of Series A Preferred were outstanding, and no other series or classes of Preferred Stock were issued and outstanding. For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series A Preferred Stock.

The total voting shares outstanding at the time of any and all shareholder votes (i.e., the total shares eligible to vote on any and all shareholder matters) shall be deemed to include (a) the total common stock shares outstanding; (b) the voting rights applicable to any outstanding shares of preferred stock, other than the Series A Preferred Stock, if any; and (c) the voting rights attributable to the Series A Preferred Stock, as described herein, whether such Series A Preferred Stock shares are voted or not.

Vote Obtained ‑ Title 8 Section 228 of the Delaware General Corporation Law

Section 228 of the Delaware General Corporation Law provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Actions and to effectuate the Actions as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting shareholders, all of which are officers and directors of the Company, and their respective approximate ownership percentage of the voting stock of the Company as of the Voting Record Date, which total in the aggregate 57.05% of the outstanding voting stock, are as follows: Craig Holland (77,020,440 shares of common stock – 3.30% voting rights and 1,000 shares of Series A Preferred Stock – 51% voting rights) and Mick Donahoo (64,295,734 shares of common stock – 2.75% voting rights), who together held 57.05% of the Company’s outstanding voting stock as of the Voting Record Date.

Pursuant to Section 228(e) of the Delaware General Corporation Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting. This Information Statement is intended to provide such notice. This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders on the Record Date. The corporate action described herein will be effective approximately 20 days (the “20-day Period”) after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about September 26, 2017.

The entire cost of furnishing this Information Statement will be borne by the Company.

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ACTION ONE

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Reverse Stock Split

General

On August 21, 2017, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest, and directed that there be submitted to the holders of a majority of the Company’s common stock for approval, the prospective amendment to the Company’s Articles of Incorporation to effect a 1-for-100 reverse split of the Company’s Common Stock (the “Reverse Stock Split”). On August 21, 2017, stockholders of the Company owning a majority of the Company’s outstanding voting stock (the “Majority Stockholders”) approved the Reverse Stock Split by written consent, in lieu of a special meeting of the stockholders.

Effects of Reverse Split

The corporate action provides for the combination of our presently issued and outstanding shares of Common Stock into a smaller number of shares of identical Common Stock. This is known as a "reverse stock split." Under the proposal, each one hundred (100) shares of our presently issued and outstanding Common Stock as of the close of business on the effective date of the approved director’s resolution will be converted automatically into one (1) share of our post-reverse stock split Common Stock. Fractional shares will not be issued. Instead, we will issue one share of our post-reverse stock split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the reverse stock split.

Each stockholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as he or she did immediately prior to the reverse stock split, except for adjustments required due to the treatment of fractional shares. The Reverse Split does not change the number of authorized shares of Common Stock.

Reasons for the Reverse Stock Split

The primary purposes of the reverse stock split are to:

•	Permit the conversion of certain of the Company’s outstanding convertible promissory notes into shares of the Company’s common stock;

•	Permit the conversion of the Company’s series of preferred stock, after they are created and issued, into shares of the Company’s common stock.

•	Increase the per share price of our Common Stock;

•	Provide the Company with the flexibility to issue additional shares to facilitate future acquisitions and financings.

The reduction in the number of issued and outstanding shares of Common Stock to result from the reverse stock split is expected to increase the market price of the Common Stock to a level above the current market trading price. While the Board believes that the shares of Common Stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the reverse stock split because there are numerous factors and contingencies which could affect our market price.

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The Company’s Common Stock is currently quoted on the OTC Market Groups, Inc. “Current Information” tier under the symbol “FRZT.” A higher per share price for the Common Stock may enable the Company to meet minimum bid price criteria for initial listing of the Common Stock on a national securities exchange at such time as we implement our future business plans. Because trading of our Common Stock is conducted in the over-the-counter market, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, because the Common Stock is not listed on a national securities exchange and presently trades at less than $5.00 per share, trading in our Common Stock is subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a "penny stock." Because our Common Stock is presently classified as a "penny stock," prior to effectuating any transaction in our Common Stock, a broker or dealer is required to make a suitability determination as to the proposed purchaser of our Common Stock and to receive a written agreement, meeting certain requirements. The additional burdens imposed upon brokers or dealers by such requirements could discourage brokers or dealers from effecting transactions in our Common Stock, which could limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

The Board believes that the Reverse Stock Split also could result in a broader market for our Common Stock than the current market. Many institutional investors are unwilling or unable due to investment restrictions to invest in companies whose stock trades at less than $5.00 per share. Many investment advisors are subject to internal restrictions on their ability to recommend stocks trading at less than $5.00 per share because of a general presumption that such stocks may be highly speculative. In addition, stocks trading at less than $5.00 per share may not be marginable under the internal policies of some investment firms. The reverse stock split is anticipated to result in a price increase for our Common Stock relieving, to some extent, the effect of such limitations on the market for our Common Stock. Additionally, brokerage commissions on the sale of lower priced stocks often represent a higher percentage of the sales price than commissions on relatively higher priced stocks. The expected increase in trading price may also encourage interest and trading in our Common Stock and possibly promote greater liquidity for our stockholders. We also believe that the current per share price of our Common Stock has or may have a negative effect on our ability to use our Common Stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable. However, there can be no assurances that the reverse stock split will have the desired consequences.

We currently have outstanding convertible promissory notes under which we owe an aggregate of $3,974,939 in principal, plus additional amounts in interest. We have securities exchange agreements with the holders of an aggregate of $3,602,039 of that outstanding principal amount, under which those holders have agreed to exchange their promissory notes for shares of our common stock or shares of a series of preferred stock that is convertible into our common stock, with the exchange of the promissory notes for the shares going effectively immediately upon the effectiveness of a 1-for-100 reverse stock split of our common stock. Notably, the conversion terms under the securities exchange agreements are more favorable to us than the conversion terms the holders had under the convertible promissory notes. The Reverse Stock Split will allow us to have sufficient authorized but unissued shares of common stock to effect the terms of the securities exchange agreements.

Additionally, on July 26, 2017, we entered into an Agreement and Merger Agreement (the “Merger Agreement”) with Munzee, Inc., a Delaware corporation (“Munzee”). The Merger is currently scheduled to close on October 1, 2017. When the Merger closes we will issue the current owners of all of Munzee’s outstanding common stock 4,355,000 shares of a yet-to-be-created series of preferred stock. Once created, each share of the new series of preferred stock will be convertible into fifty (50) shares of our common stock, on a post-reverse basis (based on a prospective 1-for-100 reverse stock split. If we successfully close the Merger, the Reverse Stock Split will allow us to have sufficient authorized but unissued shares of common stock for the holders of the new series of preferred stock to convert their shares into shares of our common stock, if they choose to do so.

Effects of the Reverse Stock Split

The reverse stock split will be effected and will be effective upon a date on or after the expiration of the 20-day Period after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about September 26, 2017.

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Adoption of the reverse stock split will reduce the shares of Common Stock outstanding on the record date but will not affect the number of authorized shares of Common Stock. The reverse stock split also will have no effect on the par value of the Common Stock. The effect of the reverse split upon holders of Common Stock will be that the total number of shares of our Common Stock held by each stockholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the reverse stock split divided by one hundred (100), adjusted for any fractional shares. Each of our stockholders will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a stockholder. Each stockholder that currently owns fewer than one hundred (100) shares of Common Stock will receive one (1) whole shares of Common Stock as a result of the reverse stock split.

Each stockholder's percentage ownership interest in the Company and proportional voting power will change due to adjustments for fractional shares.

No Dissenters Rights

In connection with the approval of the Reverse Split, shareholders of the Company will not have a right to dissent and obtain payment for their shares under the Delaware General Corporation Law, the Articles of Incorporation or Bylaws.

Accounting Matters

The Reverse Split will not affect the par value of the Company’s Common Stock. As a result, on the effective date of the Reverse Split approved by the Company’s Board of Directors, the stated capital on the Company’s balance sheet attributable to Common Stock would be increased from then current amount by a factor that equals the Reverse Split ratio, and the additional paid-in capital account would be debited with the amount by which the stated capital is increased. The per share net income or loss and net book value per share will be increased because there will be less shares issued and outstanding.

Tax Consequences to Common Stockholders

The following discussion sets forth the material United States federal income tax consequences that the Company’s management believes will apply with respect to the Company and the shareholders of the Company who are United States holders at the effective time of the Reverse Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. For this purpose, a United States holder is a shareholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities and persons who acquired their Common Stock as compensation). In addition, this summary is limited to shareholders who hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local, or foreign jurisdiction. Accordingly, each shareholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local or foreign income or other tax consequences to such shareholder related to any Reverse Split.

The Reverse Split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders who receive shares of Common Stock in lieu of a fractional share. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Split, except for those stockholders receiving shares of Common Stock in lieu of a fractional share (as described herein). The holding period for shares of Common Stock after the Reverse Split will include the holding period of shares of Common Stock before the Reverse Split, provided that such shares of Common Stock are held as a capital asset at the effective time of the Amendment. The adjusted basis of the shares of Common Stock after the Reverse Split will be the same as the adjusted basis of the shares of Common Stock before the Reverse Split, excluding the basis of fractional shares. A stockholder who receives shares of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such shares over the fair market value of the fractional share to which the stockholder was otherwise entitled.

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THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS “CAPITAL ASSETS” AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY’S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF ANY REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF ANY REVERSE SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES.

AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF ANY FORWARD SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH ANY REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE, LOCAL, AND, IF APPLICABLE, FOREIGN TAX RETURNS.

Tax Consequences for the Company

The Company should not recognize any gain or loss as a result of the Reverse Split.

Share Certificate Transfer Instructions

SHARE CERTIFICATES SHOULD NOT BE SENT TO US OR THE TRANSFER AGENT BEFORE RECEIPT OF SUCH LETTER OF TRANSMITTAL FROM THE COMPANY.

Until a stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder's shares of pre-Reverse Split Common Stock to the transfer agent and receives in return a certificate representing shares of post-Reverse Split Common Stock, such stockholder's pre-Reverse Split Common Stock shall be deemed equal to the number of whole shares of post-Reverse Split Common Stock to which such stockholder is entitled as a result of the Reverse Split.

Decrease the Authorized Common Stock

General

On August 21, 2017, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the holders of a majority of the Company’s voting stock for approval, the prospective amendment to the Fourth Article of the Company’s Articles of Incorporation to decrease the authorized common stock from 2,000,000,000 shares, par value $0.00001, to 800,000,000 shares, par value $0.00001 (the “Decrease in Authorized Amendment”). On August 21, 2017, the Majority Stockholders approved the Decrease in Authorized Amendment by written consent, in lieu of a special meeting of the stockholders.

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Reasons for the Decrease in Authorized Amendment

Currently, the Company is authorized to issue 2,000,000,000 shares of Common Stock. Of the 2,000,000,000 shares of Common Stock authorized, as of the Voting Record Date, there were 1,142,339,948 shares of Common Stock issued and outstanding, and 857,660,052 shares of Common Stock reserved for issuance upon the conversion of outstanding convertible instruments. After the Reverse Stock Split, as detailed herein, the Company will have approximately 64,250,950 shares of Common Stock issued and outstanding, approximately 148,474,100 shares of Common Stock reserved for issuance upon the conversion of then-current outstanding convertible instruments, and approximately 217,858,929 shares of Common Stock to be reserved for the conversion of a series of preferred stock to be issued to the Munzee holders if we close the Merger Agreement.

As a general matter, the Majority Stockholders believe the available number of unissued shares of Common Stock after the 100-for-1 reverse stock split is too many shares to be potentially issued at the discretion of the Board of Directors without going back to the Company’s shareholders for approval prior to issuance. As a result the Majority Stockholders approved the Decrease in Authorized Amendment.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of either Common Stock or securities convertible into Common Stock from time to time to raise additional capital necessary to support future growth of the Company. As a result of the Decrease in Authorized Amendment, the Board of Directors feels potential investors will be more likely to invest in the Company’s securities if the Company’s Board of Directors can only issue up to 800,000,000 shares of common stock as opposed to 2,000,000,000 shares of common stock.

Ability of the Board to Issue Stock; Certain Issuances Requiring Shareholder Approval

The shares of Common Stock authorized by the Decrease in Authorized Amendment may be issued for any proper purpose from time to time upon authorization by the Board of Directors, without further approval by the stockholders unless required by applicable law, rule or regulation, including, without limitation, rules of any trading market that the Company’s Common Stock may trade on at that time. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law.

Interest of the Directors and Officers of the Company in the Decrease in Authorized Amendment

The current officers and directors of the Company and the officers and directors of the Company when the Decrease in Authorized Amendment was approved by the Board of Directors do not have any substantial interest, direct or indirect, in the approval of the Decrease in Authorized Amendment, other than as stockholders of the Company.

Effects of the Decrease in Authorized Amendment

The Decrease in Authorized Amendment was not approved as a means of preventing or dissuading a change in control or takeover of the Company. However, lowering the number of shares that can be issued could decrease the opportunity for a future change of control or takeover of the Company. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock. However, upon the effectiveness of the reverse stock split discussed herein, the Company’s Series A Preferred Stock will equate to 51% of the votes on any matter properly brought before the Company’s shareholders for a vote.

The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional Common Stock or securities convertible into or exercisable for Common Stock. Accordingly, the issuance of additional shares of Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

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The holders of Common Stock will not realize any dilution in their percentage of ownership of our company or their voting rights as a result of the decrease. However, issuances of significant numbers of additional shares of Common Stock in the future (i) may dilute stockholders’ percentage ownership of our company and (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders’ shares.

The Decrease in Authorized Amendment does not change the terms of the Common Stock.

The Decrease in Authorized Amendment, a copy of which is attached to this Information Statement as Exhibit A, will be filed with the Delaware Secretary of State with an expected effective date of September 26, 2017.

DISSENTER’S RIGHTS

Under the Delaware General Corporation Law, holders of our capital stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation and the adoption of the Amendment.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this Information Statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 21, 2017, certain information with respect to our equity securities owned of record or beneficially by (i) each of our Officers and Directors; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Common Stock

Title of Class	Name and Address of Beneficial Owner (3)	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Common Stock	Craig Holland (2)	77,020,440	(4)	6.74%	(4)

Common Stock	Mick Donahoo (2)	64,295,734	(5)	5.63%	(5)

Common Stock	All Directors and Officers	141,316,174	(4)(6)	12.37%	(4)(5)(6)
	As a Group (2 persons)

___________

(1)	Unless otherwise indicated, based on 1,142,339,948 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.
(2)	Indicates one of our officers or directors.
(3)	Unless indicated otherwise, the address of the shareholder is Freeze Tag, Inc., 18062 Irvine Blvd., Suite 103, Tustin, California 92780.
(4)	Includes options to purchase 115,000 shares of common stock that are exercisable on February 2, 2011. Mr. Holland is also the holder of two promissory notes issued by us, one in his name individually and one in the name of the Holland Family Trust (Mr. Holland is the trustee of the trust), both of which are convertible into shares of our common stock. However, because the promissory notes contain a limiter that disallows conversion if such conversions would cause the holder to own more than 4.99% of our outstanding common stock after the conversion and because Mr. Holland already owns more than 4.99% of our outstanding common stock, no additional shares have been added to his share ownership in the above table.
(5)	Mr. Donahoo is also the holder of promissory notes issued by us that are convertible into shares of our common stock. However, because the promissory notes contain a limiter that disallows conversion if such conversions would cause the holder to own more than 4.99% of our outstanding common stock after the conversion and because Mr. Donahoo already owns more than 4.99% of our outstanding common stock, no additional shares have been added to his share ownership in the above table.

We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. We are not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than common stock issued or outstanding. We do not have an investment advisor.

There are no current arrangements which will result in a change in control.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

FREEZE TAG, INC.

August 23, 2017	By:	/s/ Craig Holland
Craig Holland
Chief Executive Officer and President

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Exhibit A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

FREEZE TAG, INC.

Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

Freeze Tag, Inc., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officers, does hereby certify:

FIRST: That on August 21, 2017, the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Certificate of Incorporation to increase the authorized shares of the Corporation’s Common Stock; (ii) change the par value of the Corporation’s authorized common stock and preferred stock to $0.00001 per shares; and (iii) declaring such amendments to be advisable.

SECOND: That upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, the Certificate of Incorporation is hereby amended by amending and restating the Article IV in its entirety to read as follows:

“Section 1. Reverse Stock Split. Upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each one hundred (100) shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined and converted, without any action on the part of the holder thereof, into one (1) share of fully paid and nonassessable Common Stock of the Corporation (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued upon combination of the Common Stock in the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of any fractional share, the Corporation shall issue one whole share in lieu of the fractional share.

The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of Common Stock resulting from the Reverse Stock Split and held by a single record holder shall be aggregated.

The par value of each share of Common Stock shall not be adjusted in connection with the Reverse Stock Split.

Section 2. This Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock which this Corporation is authorized to issue is Eight Hundred Million (800,000,000) shares, par value $0.00001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.00001.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The Board of Directors also has express authority over any wholly unissued shares."

THIRD: That, in accordance with the provisions of the Delaware General Corporation Law, the holders of the majority of the issued and outstanding shares of the Corporation entitled to vote thereon approved the amendment, by written consent, on August 21, 2017.

FOURTH: That the amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

FIFTH: This Certificate of Amendment shall be effective as of [________________], 2017.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by Craig Holland, its Chief Executive Officer and President, and attested to by Mick Donahoo, its Chief Financial Officer, this [___] day of September, 2017.

FREEZE TAG, INC.

By:
Craig Holland
Chief Executive Officer and President

ATTEST:

Mick Donahoo
Chief Financial Officer

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